Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-8 No. 333-260686) pertaining to the Cognition Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan, the Cognition Therapeutics, Inc. 2017 Equity Incentive Plan, as Amended, the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan and the Cognition Therapeutics, Inc. 2021 Employee Stock Purchase Plan,
2.	Registration Statement (Form S-8 No. 333-263968) pertaining to the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-270784) pertaining to the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan,
4.	Registration Statement (Form S-8 No. 333-278241) pertaining to the Cognition Therapeutics, Inc. 2021 Equity Incentive Plan,
5.	Registration Statement (Form S-3 No. 333-268992) of Cognition Therapeutics, Inc.,
6.	Registration Statement (Form S-3 No. 333-276316) of Cognition Therapeutics, Inc.;

of our report dated March 20, 2025, with respect to the consolidated financial statements of Cognition Therapeutics, Inc. included in this Annual Report (Form 10-K) of Cognition Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 20, 2025